Exhibit 99.1

DocuSign Announces Second Quarter Fiscal 2021 Financial Results

San Francisco – September 3, 2020 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 eSignature solution as part of the DocuSign Agreement Cloud, today announced results for its fiscal quarter ended July 31, 2020.

“In an accelerating digital world where business can be conducted from anywhere, the need to agree electronically and remotely has never been stronger, as shown in our 61% year-over-year billings growth,” said Dan Springer, CEO of DocuSign. “We are just scratching the surface of our Agreement Cloud opportunity and believe we are increasingly becoming an essential cloud-software platform for organizations of all sizes.”

Second Quarter Financial Highlights

▪Total revenue was $342.2 million, an increase of 45% year-over-year. Subscription revenue was $323.6 million, an increase of 47% year-over-year. Professional services and other revenue was $18.6 million, an increase of 25% year-over-year.
▪Billings were $405.7 million, an increase of 61% year-over-year.
▪GAAP gross margin was 74% in both comparative periods. Non-GAAP gross margin was 78% in both comparative periods.
▪GAAP net loss per basic and diluted share was $0.35 on 185 million shares outstanding compared to $0.39 on 175 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.17 on 203 million shares outstanding compared to $0.01 on 189 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $118.1 million compared to $26.4 million in the same period last year.
▪Free cash flow was $99.8 million compared to $11.9 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $740.6 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights
▪DocuSign Agreement Cloud 2020 Product Release 2. DocuSign introduced several new features and enhancements in the latest release to support customers in their digital transformations: DocuSign eSignature for Workplace from Facebook, which allows access to DocuSign eSignature via a chatbot within Facebook from Work; Workflow Templates for DocuSign CLM, which allows business users to quickly configure common contract processes such as approvals, signature, and routing; and enhancements to DocuSign ID Verification and DocuSign Click.

▪Liveoak Technologies Acquisition. On July 7, 2020, DocuSign announced its acquisition of Liveoak Technologies, Inc. in an all-stock transaction. For agreements that would normally require people to be physically present together, Liveoak enables the transaction to be done remotely via videoconferencing. The company’s platform includes several other technologies specific to remote agreements, such as video identity verification, collaborative form-filling, an integration with DocuSign eSignature, and a detailed audit trail. DocuSign plans to leverage Liveoak’s technology and expertise to accelerate the launch of DocuSign Notary, a new product for remote online notarization, where signers and the notary public are in different places. The beta release of DocuSign Notary is currently slated for November 2020.

▪CTO appointment. On August 25, 2020, DocuSign announced Kamal Hathi as its new chief technology officer (CTO). Prior to joining DocuSign, Kamal was chief product and technology officer at Trader Interactive, a leading provider of online marketplaces and products serving the lifestyle vehicles and commercial equipment sector. Before that he spent more than two decades at Microsoft, most recently as GM for its SaaS analytics and business intelligence solution, Power BI. As CTO, Kamal will oversee the development and execution of DocuSign’s technology roadmap, including the expansion of the DocuSign Agreement Cloud.

Outlook

The company currently expects the following guidance:

▪Quarter ending October 31, 2020 (in millions, except percentages):

Total revenue	$358	to	$362
Subscription revenue	$343	to	$347
Billings	$380	to	$390
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	46%	to	48%
Non-GAAP research and development	14%	to	16%
Non-GAAP general and administrative	9%	to	11%
Non-GAAP interest and other income (expense)	$(1)	to	$1
Provision for income taxes	$2	to	$3
Non-GAAP diluted weighted-average shares outstanding	200	to	205

▪Year ending January 31, 2021 (in millions, except percentages):

Total revenue	$1,384	to	$1,388
Subscription revenue	$1,315	to	$1,319
Billings	$1,623	to	$1,643
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	45%	to	47%
Non-GAAP research and development	14%	to	16%
Non-GAAP general and administrative	9%	to	11%
Non-GAAP interest and other income	$4	to	$6
Provision for income taxes	$7	to	$9
Non-GAAP diluted weighted-average shares outstanding	200	to	205

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast Conference Call Information

The company will host a conference call on September 3, 2020 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) September 17, 2020 using the passcode 13708111.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, nearly 750,000 customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and to simplify people’s lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2020. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding the benefits of the DocuSign Agreement Cloud and enhancements to it, additions to the Agreement Cloud suite of products, and the anticipated benefits of the acquisition and integration of Seal Software and Liveoak Technologies. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks include, among other things, risks related to the impact of the COVID-19 pandemic on our business, financial condition and results of operations as well as the businesses of our customers and partners and the economy as a whole; our ability to estimate the size of our total addressable market; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationship with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for, execute on, integrate the operations of and realize the anticipated benefits of potential acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash and cash equivalents to satisfy our liquidity needs; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel; and our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2020 filed on March 27, 2020, our quarterly report on Form 10-Q for the quarter ended April 30, 2020 filed on June 5, 2020, and other filings that we make from time to time with the with the Securities and Exchange Commission (the “SEC”). In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs from our convertible senior notes issued in September 2018, acquisition-related expenses, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and that do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flows: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue:
Subscription	$323,643	$220,811	$604,565	$422,269
Professional services and other	18,566	14,801	34,661	27,305
Total revenue	342,209	235,612	639,226	449,574
Cost of revenue:
Subscription	64,730	39,472	116,740	72,591
Professional services and other	25,885	21,704	47,907	40,604
Total cost of revenue	90,615	61,176	164,647	113,195
Gross profit	251,594	174,436	474,579	336,379
Operating expenses:
Sales and marketing	194,992	150,886	366,785	280,822
Research and development	63,791	47,517	118,025	84,700
General and administrative	51,446	40,755	90,257	78,016
Total operating expenses	310,229	239,158	575,067	443,538
Loss from operations	(58,635)	(64,722)	(100,488)	(107,159)
Interest expense	(7,684)	(7,273)	(15,244)	(14,429)
Interest income and other income, net	2,601	4,531	6,343	9,748
Loss before provision for income taxes	(63,718)	(67,464)	(109,389)	(111,840)
Provision for income taxes	842	1,168	2,975	2,514
Net loss	$(64,560)	$(68,632)	$(112,364)	$(114,354)
Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.39)	$(0.61)	$(0.66)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	184,862	175,389	183,930	173,773

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$5,014	$3,115	$8,878	$5,397
Cost of revenue—professional services and other	5,225	4,821	9,350	8,261
Sales and marketing	32,305	25,942	56,970	44,044
Research and development	14,781	11,963	26,666	19,280
General and administrative	11,442	9,951	20,454	21,081

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	July 31, 2020	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$404,262	$241,203
Investments—current	269,777	414,939
Restricted cash	280	280
Accounts receivable	224,502	237,841
Contract assets—current	17,044	12,502
Prepaid expenses and other current assets	52,158	37,125
Total current assets	968,023	943,890
Investments—noncurrent	66,265	239,729
Property and equipment, net	150,646	128,293
Operating lease right-of-use assets	168,313	149,833
Goodwill	349,254	194,882
Intangible assets, net	135,825	56,500
Deferred contract acquisition costs—noncurrent	198,325	153,333
Other assets—noncurrent	16,659	24,678
Total assets	$2,053,310	$1,891,138
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$33,053	$28,144
Accrued expenses and other current liabilities	54,916	54,344
Accrued compensation	111,623	83,189
Contract liabilities—current	624,031	507,560
Operating lease liabilities—current	30,415	20,728
Total current liabilities	854,038	693,965
Convertible senior notes, net	479,105	465,321
Contract liabilities—noncurrent	11,837	11,478
Operating lease liabilities—noncurrent	177,862	162,432
Deferred tax liability—noncurrent	8,740	4,920
Other liabilities—noncurrent	19,837	6,695
Total liabilities	1,551,419	1,344,811
Stockholders’ equity
Common stock	19	18
Additional paid-in capital	1,749,323	1,685,167
Accumulated other comprehensive income (loss)	2,098	(1,673)
Accumulated deficit	(1,249,549)	(1,137,185)
Total stockholders’ equity	501,891	546,327
Total liabilities and stockholders’ equity	$2,053,310	$1,891,138

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(64,560)	$(68,632)	$(112,364)	$(114,354)
Adjustments to reconcile net to net cash used in operating activities
Depreciation and amortization	17,937	12,290	31,976	24,261
Amortization of deferred contract acquisition and fulfillment costs	23,834	16,889	45,194	31,149
Amortization of debt discount and transaction costs	6,942	6,548	13,784	13,002
Non-cash operating lease costs	6,795	4,735	13,119	8,863
Stock-based compensation expense	68,767	55,792	122,318	98,063
Deferred income taxes	(180)	(24)	(284)	28
Other	(997)	(1,260)	(493)	(2,371)
Changes in operating assets and liabilities
Accounts receivable	7,915	(21,518)	25,154	35,896
Contract assets	2,310	(2,204)	1,570	(4,905)
Prepaid expenses and other current assets	4,272	3,950	(5,388)	(3,157)
Deferred contract acquisition and fulfillment costs	(51,377)	(27,952)	(92,414)	(48,439)
Other assets	(4,768)	418	(6,132)	959
Accounts payable	8,829	1,306	6,275	1,588
Accrued expenses and other liabilities	12,626	9,792	11,710	14,502
Accrued compensation	24,401	22,296	22,865	2,427
Contract liabilities	62,892	17,472	107,486	21,746
Operating lease liabilities	(7,504)	(3,493)	(7,098)	(7,198)
Net cash provided by operating activities	118,134	26,405	177,278	72,060
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	(180,370)	—	(180,370)	—
Purchases of marketable securities	(11,667)	(155,675)	(11,667)	(530,886)
Sales of marketable securities	—	—	28,986	—
Maturities of marketable securities	131,345	151,992	301,416	244,449
Purchases of strategic investments	—	—	—	(15,500)
Purchases of other investments	(241)	—	(3,241)	—
Purchases of property and equipment	(18,362)	(14,554)	(44,751)	(29,791)
Net cash provided by (used in) investing activities	(79,295)	(18,237)	90,373	(331,728)
Cash flows from financing activities:
Payment of tax withholding obligation on RSU settlement	(87,137)	(29,841)	(133,860)	(85,978)
Proceeds from exercise of stock options	5,403	10,194	13,038	42,448
Proceeds from employee stock purchase plan	—	—	13,590	10,563
Net cash used in financing activities	(81,734)	(19,647)	(107,232)	(32,967)
Effect of foreign exchange on cash, cash equivalents and restricted cash	4,920	(741)	2,640	(1,120)
Net increase (decrease) in cash, cash equivalents and restricted cash	(37,975)	(12,220)	163,059	(293,755)
Cash, cash equivalents and restricted cash at beginning of period	442,517	236,643	241,483	518,178
Cash, cash equivalents and restricted cash at end of period	$404,542	$224,423	$404,542	$224,423

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2020	2019	2020	2019
GAAP gross profit	$251,594	$174,436	$474,579	$336,379
Add: Stock-based compensation	10,239	7,936	18,228	13,658
Add: Amortization of acquisition-related intangibles	3,132	1,381	4,480	3,008
Add: Employer payroll tax on employee stock transactions	1,738	541	2,774	1,193
Non-GAAP gross profit	$266,703	$184,294	$500,061	$354,238
GAAP gross margin	74%	74%	74%	75%
Non-GAAP adjustments	4%	4%	4%	4%
Non-GAAP gross margin	78%	78%	78%	79%

GAAP subscription gross profit	$258,913	$181,339	$487,825	$349,678
Add: Stock-based compensation	5,014	3,115	8,878	5,397
Add: Amortization of acquisition-related intangibles	3,132	1,381	4,480	3,008
Add: Employer payroll tax on employee stock transactions	926	211	1,461	432
Non-GAAP subscription gross profit	$267,985	$186,046	$502,644	$358,515
GAAP subscription gross margin	80%	82%	81%	83%
Non-GAAP adjustments	3%	2%	2%	2%
Non-GAAP subscription gross margin	83%	84%	83%	85%

GAAP professional services and other gross loss	$(7,319)	$(6,903)	$(13,246)	$(13,299)
Add: Stock-based compensation	5,225	4,821	9,350	8,261
Add: Employer payroll tax on employee stock transactions	812	330	1,313	761
Non-GAAP professional services and other gross loss	$(1,282)	$(1,752)	$(2,583)	$(4,277)
GAAP professional services and other gross margin	(39)%	(47)%	(38)%	(49)%
Non-GAAP adjustments	32%	35%	31%	33%
Non-GAAP professional services and other gross margin	(7)%	(12)%	(7)%	(16)%

Reconciliation of operating expenses:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2020	2019	2020	2019
GAAP sales and marketing	$194,992	$150,886	$366,785	$280,822
Less: Stock-based compensation	(32,305)	(25,942)	(56,970)	(44,044)
Less: Amortization of acquisition-related intangibles	(4,284)	(3,039)	(7,195)	(6,145)
Less: Acquisition-related expenses	(186)	—	(186)	—
Less: Employer payroll tax on employee stock transactions	(3,958)	(1,577)	(6,867)	(3,928)
Non-GAAP sales and marketing	$154,259	$120,328	$295,567	$226,705
GAAP sales and marketing as a percentage of revenue	57%	64%	57%	62%
Non-GAAP sales and marketing as a percentage of revenue	45%	51%	46%	50%

GAAP research and development	$63,791	$47,517	$118,025	$84,700
Less: Stock-based compensation	(14,781)	(11,963)	(26,666)	(19,280)
Less: Employer payroll tax on employee stock transactions	(2,019)	(1,026)	(3,565)	(2,176)
Non-GAAP research and development	$46,991	$34,528	$87,794	$63,244
GAAP research and development as a percentage of revenue	19%	20%	18%	19%
Non-GAAP research and development as a percentage of revenue	14%	15%	14%	14%

GAAP general and administrative	$51,446	$40,755	$90,257	$78,016
Less: Stock-based compensation	(11,442)	(9,951)	(20,454)	(21,081)
Less: Acquisition-related expenses	(6,746)	—	(7,440)	—
Less: Employer payroll tax on employee stock transactions	(1,544)	(720)	(2,601)	(2,322)
Non-GAAP general and administrative	$31,714	$30,084	$59,762	$54,613
GAAP general and administrative as a percentage of revenue	15%	17%	15%	18%
Non-GAAP general and administrative as a percentage of revenue	9%	13%	9%	12%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2020	2019	2020	2019
GAAP loss from operations	$(58,635)	$(64,722)	$(100,488)	$(107,159)
Add: Stock-based compensation	68,767	55,792	122,318	98,063
Add: Amortization of acquisition-related intangibles	7,416	4,420	11,675	9,153
Add: Acquisition-related expenses	6,932	—	7,626	—
Add: Employer payroll tax on employee stock transactions	9,259	3,864	15,807	9,619
Non-GAAP income from operations	$33,739	$(646)	$56,938	$9,676
GAAP operating margin	(17)%	(27)%	(16)%	(24)%
Non-GAAP adjustments	27%	27%	25%	26%
Non-GAAP operating margin	10%	—%	9%	2%

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2020	2019	2020	2019
GAAP net loss	$(64,560)	$(68,632)	$(112,364)	$(114,354)
Add: Stock-based compensation	68,767	55,792	122,318	98,063
Add: Amortization of acquisition-related intangibles	7,416	4,420	11,675	9,153
Add: Acquisition-related expenses	6,932	—	7,626	—
Add: Employer payroll tax on employee stock transactions	9,259	3,864	15,807	9,619
Add: Amortization of debt discount and issuance costs	6,942	6,548	13,784	13,002
Non-GAAP net income	$34,756	$1,992	$58,846	$15,483

Numerator:
Non-GAAP net income	$34,756	$1,992	$58,846	$15,483

Denominator:
Weighted-average common shares outstanding, basic	184,862	175,389	183,930	173,773
Effect of dilutive securities	18,547	13,952	16,247	15,516
Non-GAAP weighted-average common shares outstanding, diluted	203,409	189,341	200,177	189,289

GAAP net loss per share, basic and diluted	$(0.35)	$(0.39)	$(0.61)	$(0.66)
Non-GAAP net income per share, basic	0.19	0.01	0.32	0.09
Non-GAAP net income per share, diluted	0.17	0.01	0.29	0.08

Computation of free cash flow:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$118,134	$26,405	$177,278	$72,060
Less: Purchases of property and equipment	(18,362)	(14,554)	(44,751)	(29,791)
Non-GAAP free cash flow	$99,772	$11,851	$132,527	$42,269
Net cash provided by (used in) investing activities	$(79,295)	$(18,237)	$90,373	$(331,728)
Net cash used in financing activities	$(81,734)	$(19,647)	$(107,232)	$(32,967)

Computation of billings:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2020	2019	2020	2019
Revenue	$342,209	$235,612	$639,226	$449,574
Add: Contract liabilities and refund liability, end of period	638,790	412,953	638,790	412,953
Less: Contract liabilities and refund liability, beginning of period	(568,544)	(395,254)	(522,201)	(390,887)
Add: Contract assets and unbilled accounts receivable, beginning of period	16,390	16,810	15,082	13,436
Less: Contract assets and unbilled accounts receivable, end of period	(20,395)	(17,757)	(20,395)	(17,757)
Add: Contract assets and unbilled accounts receivable by acquisitions	6,589	—	6,589	—
Less: Contract liabilities and refund liability contributed by acquisitions	(9,344)	—	(9,344)	—
Non-GAAP billings	$405,695	$252,364	$747,747	$467,319